              PRODUCT DEVELOPMENT AND DISTRIBUTION AGREEMENT

This Agreement is made and entered into between Accent Color Sciences Inc., a corporation organized under the laws of the State of Connecticut, U. S. A., with an office in East Hartford, Connecticut (hereinafter referred to as "ACS"), and Xerox Corporation, a corporation organized under the laws of the State of New York, U.S.A., with an office in El Segundo, California (hereinafter "Xerox") and shall be effective as of the date the last signature is affixed hereto ("Effective Date") upon the terms and conditions set forth below.

                          I.  DEFINITIONS

1.01 "ACS Preexisting Intellectual Property" shall mean any intellectual property owned or licensed by ACS prior to the execution of this Agreement which is not created or developed by ACS pursuant to this Agreement, and which is used by ACS to create or develop, or is incorporated in or is a part of, the Product.

1.02 "ACS 135 Spot Printer" shall mean the color spot printer which is to be developed hereunder by ACS to be interoperable and compatible with the Xerox 4890 and Xerox 4635 Printers, the Xerox Docutech 135 Production Publishing System ("Docutech") and otherwise to conform to the Specifications.

1.03 "Consumables" shall mean supplies which are consumed or used in connection with the ACS 135 Spot Printer or other ACS Printers distributed by Xerox hereunder.

1.04 "Day" shall mean, unless otherwise specified, a calendar day (as opposed to a regular working day).

1.05 "Documentation" shall mean all written text including but not limited to manuals, brochures, specifications and hardware or software descriptions, in electronic, printed and/or camera ready form and related materials customarily needed to use, provide service for, or otherwise support the Products.
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1.06 "Mandatory Retrofit" shall mean a retrofit to the Products necessary to restore the Products to conformity to Specifications, to render the Products safe for use or repair, or have the Products comply with the requirements of applicable law current as of the date the affected unit of Products was delivered to Xerox/Xerox Affiliated Companies.

1.07 "Loan Agreement and Promissory Note" shall mean that certain agreement between the parties hereto dated____________, 1996 and styled "Loan Agreement and Promissory Note."

1.08 "Production Month" shall mean the calendar month in which production occurs of the ACS 135 Spot Printer or other ACS Products subject to this Agreement.

1.09 "Products" shall mean the ACS 135 Spot Printer and other ACS Products subject to this Agreement which meet the Specifications, together with Spares and Consumables therefor, and all modifications, improvements, enhancements, additions, updates, releases and versions thereof.

1.10 "Regulatory Agency" shall mean any regulatory agency or other body, governmental or private, including but not limited to agencies regulating product safety, and/or electromagnetic emissions, the approval of which is required by Xerox, the government of the United States or any political subdivision thereof, or the European Union or any member state thereof, prior to development, delivery or marketing of the Products in the United States, Puerto Rico, the territories and possessions of the United States, the EEC, and any other country fisted on Exhibit A hereto. Examples of standards of which ACS shall be obligated to have the Products meet shall include Underwriters Laboratory ("UL") and the Canadian Standards Association ("CSA").

1.11 "Security Agreement" shall mean that certain agreement between the parties dated ________, 1996 and styled the "Security Agreement"

1.12 "Specifications" shall mean the engineering, operational and/or functional description of the Products as set forth in Exhibit A hereto, as the same may be amended by mutual agreement of the parties.
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1.13 "Systemic Defect" shall mean a defect in the Products' materials and workmanship which occurs in identical or substantially similar form or from a substantially similar cause which occurs (i) in at least five per cent (5%) of a field population of the ACS 135 Spot Printer or other model(s) of ACS printers being distributed hereunder by Xerox or Xerox Affiliated Companies provided the field population consists of at least one hundred-fifty (150) units of the printer model at issue or (ii) in the event subparagraph (i) of this section doesn't apply, such defect occurs in at least seven units of the field population of the ACS 135 Spot Printer or other model of ACS printer(s) being distributed hereunder by Xerox or Xerox Affiliated Companies.

1.14 "Territory" shall mean the entire world.

1.15 "Xerox Affiliated Companies" shall mean Fuji Xerox Co., Ltd., Rank Xerox Limited, Xerox Canada, Inc., any entity which is owned or controlled jointly by Xerox Corporation and The Rank Organization PLC, and any entity which is owned or controlled directly or indirectly, by any of the foregoing, but shall not include Xerox.

1.16 "Agreement" shall mean this Agreement together with Exhibits A through C which are attached hereto and made a part hereof.

                    II.  ACS DEVELOPMENT WORK

2.01 (a) ACS shall, unless otherwise agreed in writing, at its sole expense use all commercially reasonable efforts to develop the ACS 135 Spot Printer to conform to the Specifications of Exhibit A and timely complete the deliverables, and achieve the milestones and program schedule, set forth in Exhibit B hereto. The Specifications with respect to enabling the ACS 135 Spot Printer to be interoperable and compatible with the Xerox 4635 and 4890 Printers must be finalized by February 15, 1996. The Specifications with respect to enabling the ACS 135 Spot Printer to be interoperable and compatible with the Docutech will be finalized as soon as practicable after the Effective Date.
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     (b) ACS shall provide Xerox with progress reports, in accordance with the schedule set forth in Exhibit B hereto. Each such report shall reflect/indicate:

     i.     Status of progress to current date/milestone;
     ii.    Short description of problems in meeting such milestones;
     iii.   Proposed recovery method to meet next milestone, if needed;
     iv.    Probability of meeting next milestone.

The parties agree to conduct regular program reviews as shown on the program schedule to ensure their mutual satisfaction with the performance of the development work. In addition, upon reasonable notice, the parties agree to mutually agreeable times and locations to discuss and inspect the status of the development work. The schedule for developing the ACS 135 Spot Printer to be interoperable and compatible with the Docutech will be finalized as soon as reasonably practicable after the Effective Date.

2.02 The parties will jointly develop in accordance with the milestones set forth in Exhibit B a SCSI II interface specification which shall also form part of the Specifications.

2.03 Xerox reserves the right to request in writing changes to the Specifications at any time prior to delivery of the ACS 135 Spot Printer or other Products to be developed hereunder by ACS. If ACS reasonably determines that such changes are feasible, the parties will agree to such changes in writing and ACS will develop the ACS 135 Spot Printer or other products to be developed hereunder by ACS to conform to such modified Specification and to be delivered in accordance with any modified milestones. Xerox and ACS agree to negotiate in good faith an equitable adjustment in Products prices or time schedule, as necessary, for all changes to the Specification and ACS shall not be required to continue with the development of the ACS 135 or other Products to be developed hereunder by ACS until such adjustment is agreed to.

2.04 (a) ACS shall timely deliver to Xerox both the Alpha Software Development units and up to ten (10) BO units for testing and acceptance by Xerox. The Alpha Software Development unit shall be a unit sufficiently developed to enable Xerox to ascertain if the ACS 135 Spot Printer or any other Products to be developed hereunder win be capable of meeting the Specifications, and the manufacturing cost targets, although such Alpha Software Development unit may not be fully functional or manufactured with actual production tooling The BO units shall be completed units with all required functionality and performance for final product test purposes. ACS shall sell Xerox up to ten (10) of the initial BO units of the ACS 135 Spot Printer or other printer to be developed hereunder by ACS at a price of one hundred fifty thousand ($150,000) dollars per unit. Delivery will be F.O.B. ACS' manufacturing facility. With respect to such BO units Xerox will pay ACS fifty (50%) percent of the applicable purchase price contemporaneously with Xerox' order for such units, fifty (50%) percent upon delivery.

(b) ACS shall supply Xerox preliminary data on the On Going Maintenance Rate ("OGMR") and Mean Time To Repair ("MTTR") for the ACS 135 Spot Printer or other printers distributed hereunder by Xerox/Xerox Affiliated Companies as soon as practical 3 in their development cycle. Final OGMR and MT-FR data shall be provided as soon as design maturity of such printers is demonstrated but in no case later than thirty(30) days prior to general availability of the printers. Such OGMR data shall include failure data on all major subassemblies of such printers. Further, should any revisions or modifications to such printers or component parts thereof affect the OGMR or MTTR of such printers, ACS shall supply revised OGMR and MTTR data within thirty (30) days of such revisions or modifications.

(c) In the event that a variance should occur such that the actual OGMR is worse than the OGMR specified in Exhibit A , ACS will implement a corrective action program at its sole expense acceptable to Xerox to correct such variance. If the average OGMR for the ACS 135 Spot Printer or other printers distributed hereunder by Xerox/Xerox Affiliated Companies nonetheless remains worse than that specified in Exhibit A after such corrective action is implemented., ACS agrees to implement a superior corrective action program and repair all such printers failed and affected Spares at no cost to Xerox. Should such corrective actions taken by ACS not result in average OGMR's in accordance with the Specifications, ACS shall replace all such printers with a printer that meets or exceeds the Specifications, including OGMR'S, at no cost to Xerox.

2.05 After delivery by ACS of any deliverable for which testing for compliance with the Specifications is feasible and reasonable, Xerox will test the same and notify ACS in writing of either its approval or reasons for its rejection of the deliverable due to its nonconformance to the Specifications and/or its containing program errors or otherwise not functioning properly as soon as reasonably practicable but in no event later than thirty (30) days after commencement of such testing.

2.06 Following receipt by ACS of Xerox' written notice of rejection under
     Section 2.05 hereof, ACS will develop within [*] a mutually agreeable corrective action plan. If ACS subsequently delivers a corrected deliverable to Xerox within said plan corrective period, Xerox will have up to an additional [*] from receipt to reevaluate the corrected deliverable.

2.07 If, with respect to any particular ACS deliverable, ACS is unable due to ACS' own fault to meet the agreed-upon Specifications and/or eliminate any program errors and/or otherwise not provide a properly functioning deliverable within the correction period set forth in Section 2.06 above, or fails to meet any agreed upon milestone or date for delivery of a deliverable then, in addition to any other rights Xerox may have hereunder or under applicable law, Xerox may:

(a) extend the correction period by an amount of time as may be determined by Xerox; or

(b) approve the deliverable with an equitable reduction in any Products' purchase price as mutually determined by Xerox and ACS; or

(c) elect to complete or have completed on its behalf at Xerox' expense the nonconforming deliverable and ACS shall give Xerox and Xerox Affiliated Companies all reasonable and necessary cooperation with respect thereto at ACS' expense including but not limited to (i) helping Xerox and Xerox Affiliated Companies procure consumables, parts, components, or subassemblies from ACS' vendors, (ii) granting Xerox and Xerox Affiliated Companies a world-wide, royalty-free, non-exclusive, irrevocable right to use, and sublicense, any ACS intellectual property, including know-how, and related documentation, which is necessary for Xerox/Xerox Affiliated Companies to complete or have completed such nonconforming deliverable; and
    (iii) assist Xerox and Xerox Affiliated Companies to obtain any


[*] OMITTED INFORMATION SUBJECT TO PENDING CONFIDENTIAL TREATMENT REQUEST necessary licenses from third parties necessary for the completion of such nonconforming deliverable. Provided, however, within thirty (30) days after Xerox elects to exercise the rights granted to it in this subparagraph, it shall meet with ACS and discuss in good faith the possibility of ACS reacquiring the right to complete in whole or in part the deliverables due under this Agreement. In the event Xerox employees or contractors create or conceive of any ideas, discoveries, innovations, and inventions ("Improvements") in the course of completing the nonconforming deliverable, Xerox will own such Improvement and will grant ACS a world-wide , non-exclusive, royalty-free, irrevocable right to use such Improvements in connection with manufacturing Products hereunder solely for Xerox and Xerox Affiliated Companies; or

     (d)  terminate this agreement.

2.08 (a) Number of Persons Employed on Development Activities - At all times
         ----------------------------------------------------
     during the development activities contemplated by this Agreement ACS shall have at least ten (10) ACS full-time employees or contract workers whose duties will principally relate to the development efforts hereunder.

     (b) Conflicts - In the event there is any conflict between ACS achieving its development obligations under this Agreement and any development or other obligations respecting any other person, the former will take priority.

     (c)  Xerox Exclusivity - While any amount of any loans by Xerox to ACS
          -----------------
     remain outstanding, and unless otherwise approved in writing by Xerox' Business Program Manager(s) appointed under this Agreement, ACS (i) may not engage in any product (hardware or software) development work alone or in concert with one or more other persons (natural or otherwise) nor enter into a binding agreement relating to such product development work, other than with or for Xerox or Xerox Affiliate Companies, relating to rendering the ACS 135 Spot Printer or any other current or future cut-sheet ACS products interoperable or compatible with any printer which has a rated speed of 30 PPM or greater or copier which has a rated speed of 50 CPM or greater and (ii) may not enter into any legally binding arrangements or agreements with any person, including IBM and Siemens, which arrangement or agreement directly precludes or has the effect of precluding ACS from developing for or distributing to Xerox or Xerox Affiliated

     Companies for resale an ACS Spot Printer or other printer which is interoperable and compatible with Xerox' version of a web-fed printer with a rated speed of 30 PPM or more.

2.09 (a) Improvements - Title to any Improvements created or conceived solely by
         ------------
     employees of Xerox or those of ACS shall be owned solely by the party whose employees solely created or conceived such Improvements.


(b)  Pre-Existing ACS Intellectual Property - At all times title to pre-existing
     --------------------------------------
ACS Intellectual Property resides with ACS and, unless expressly provided herein, no licenses with respect thereto are granted by ACS to Xerox or Xerox Affiliated Companies.


2.10 Escrow - Promptly after each portion thereof is completed, ACS shall place
     ------
     with the Office of the General Counsel of Xerox, 800 Long Ridge Road, Stamford, CT 06904, one complete set of any software source code developed hereunder, related Documentation, and all diagrams, drawings, and schematics ("Source Material") related to the ACS 135 Spot Printer and other printers being developed hereunder for Xerox. The foregoing shall not be made available to anyone outside Xerox' Office of the General Counsel unless there is a breach of this Agreement by ACS and Xerox elects to complete or have completed the development activities contemplated by this Agreement or to the extent allowed under applicable law in the event of ACS' bankruptcy or insolvency. The use of such Source Materials will be subject to the agreement between the parties styled "Confidential Disclosure Agreement" effective (date), ("Confidentiality Agreement"). ACS shall promptly send Xerox on a monthly basis updates of such source code, related Documentation, and all diagrams, drawings, and schematics for the ACS 135 Spot Printer and other printers being developed hereunder for Xerox. In ACS' presence, Xerox may inspect, test, and review, but not copy, the escrowed materials at the time of deposit or within a reasonable time thereafter to verify that ACS is meeting its escrow obligations hereunder.

2.11 Product Quality Plan - ACS will develop, implement and provide to Xerox a
     --------------------
     manufacturing Quality Plan for the deliverables to be delivered by ACS hereunder in accordance with End Item Quality Provisions (Xerox document "EIQP-3105-4"). Such Quality Plan shall define the controls and operating systems required to assure that only defect free deliverables will be delivered to Xerox. ACS will ensure that their suppliers will meet the Xerox quality standards as set forth in the EIQP-3105-4. Xerox' Material Quality Assurance Group or their authorized representatives shall source verify au deliveries until ACS achieves Xerox' certification. Existing ACS quality procedures which totally comprehend any quality plan elements may be used to satisfy the plan and will become the basic operating document for assuring compliance to Xerox' quality requirements.

2.12 Program Milestone Management - The parties agree that achievement of
     ----------------------------
     certain key milestones, as set forth in Exhibit B, must be managed actively to assure that the ACS deliverables hereunder meet Xerox' market requirements. Both parties agree to apply diligent efforts to assure that the progress of the program is kept on schedule. Both parties shall appoint Business Program and Technical Program Manager(s) with respect to this Agreement. The Business Program Manager(s) for Xerox will be Amitabh Saran respecting development activities relating to the Xerox 4635 and 4890 and Larry Rourke respecting the development activities relating to the Xerox Docutech 135 Production Publisher. The Technical Program Manager(s) win be Steve Baumann respecting development activities relating to the Xerox 4635 and 4890 and to be identified by 3/15/96 respecting the development activities relating to the Xerox Docutech 135 Production Publisher. The Business Program and Technical Program Manager for ACS win respectively be Martyn R. Jones and Robert S. Rizza. If it is determined by either party that the progress of key program milestones is insufficient to assure that delivery schedule of conforming deliverables is maintained, the parties' respective Technical Program Managers shall be empowered to schedule a milestone exception review upon written notification to the other party. Milestone exception reviews will be held at a mutually agreed location within ten (10) working days of such written notification and will be attended by the program team members that Xerox and ACS respectively each select. The parties respective Business Program Managers will review the problems and causes for delay in achieving the key milestones and commit the necessary resources within their company to recover or minimize the program delay.

                 Ill.  AGENCY APPROVAL AND SAFETY

3.01 Compliance - The Products shall comply with all applicable governmental
     ----------
     laws, regulations and other safety requirements and governmental or other agency certifications or approvals required for marketing of the Products which are set forth in the Specifications.

                          IV.  PURCHASE AND SALE

4.01 Purchase and Sale - Xerox and Xerox Affiliated Companies may purchase from
     -----------------
     ACS and ACS shall sell to Xerox and Xerox Affiliated Companies pursuant to this Agreement, the Products as are listed in Exhibit C for resale and servicing by Xerox, Xerox Affiliated Companies, and/or their respective authorized resellers in the Territory.

4.02 Prices
     ------

     (a) Prices for the initial version of Products shall be those set forth in Exhibit C hereto. As of the Effective Date, Exhibit C reflects only ACS' maximum initial prices to Xerox respecting the purchase of Products. Exhibit C will be completed no later than March 15, 1996. Prices for Products shall include the cost of packaging and packing which conform to the agreed packaging specifications.

     (b) Xerox may ask ACS for a downward price correction whenever, in Xerox' considered opinion, the prices of the Products are, or have become, so high compared to similar products marketed by third party competitors or by Xerox or Xerox Affiliated Companies, such that Xerox or Xerox Affiliated Companies are no longer in a position to compete normally in the marketplace. ACS agrees to negotiate any such request in good faith with Xerox, provided that until such time as agreement on any price decrease is reached, the prices then in effect shall prevail.

     (c) If ACS' costs of materials for Products unexpectedly increase and, on a cumulative basis, increases the materials component of Products' unit manufacturing cost by more than ten (10%) percent in any twelve month period ACS may increase Products prices to reflect one-half of such unexpected increased cost of materials.

     (d) In addition, either party may request a change in the price of Products hereunder based upon changes in costs or market conditions then prevailing, and the parties agree to negotiate such requested price change in good faith, and until such time as an agreement on any changed price is reached, the prices then in effect shall prevail.

     (e) ACS shall make all commercially reasonable efforts to reduce year over year its costs of manufacturing, selling, and delivering the Products to Xerox and Xerox Affiliated Companies by at least eight (8%) percent. ACS agrees to pass along to Xerox and Xerox Affiliated Companies one-half of such cost reductions in the form of Products prices decreases.

     (f) The applicable price for Products shall be the price in effect as of the date an order for Products is submitted to ACS.

4.03 Trademarks of Products - Xerox intends to market the ACS 135 Spot Printer
     ----------------------
     bearing the trademarks, trades dress and logos of Xerox and Xerox Affiliated Companies, as appropriate. However, if doing so will cause the date of the ACS 135 Spot Printer's initial availability for customer deliveries to be significantly negatively impacted, Xerox will agree to initially market the ACS 135 Spot Printer bearing ACS' trademarks, trade dress, and logos.

4.04 Most Favored Nation Pricing
     ---------------------------

     (a) ACS represents and warrants that the prices for the Products offered to Xerox and Xerox Affiliated Companies will be no higher than those offered to any other reseller of the Products [*].

     (b) ACS agrees that to the extent the prices offered to Xerox/Xerox


[*] OMITTED INFORMATION SUBJECT TO PENDING CONFIDENTIAL TREATMENT REQUEST

     Affiliated Companies for Products or any other ACS products distributed hereunder by Xerox/Xerox Affiliated Companies are higher than those offered by ACS to any competitor of Xerox/Xerox Affiliated Companies respecting other ACS products, including related spares and consumables, such price difference will merely reflect any differing methods employed by ACS in manufacturing, selling, or delivering such products for Xerox as compared to such other resellers. In the event ACS is in breach of the foregoing such lower prices will apply to Xerox/Xerox Affiliated Companies purchases of Products from the date such lower prices were offered to such other reseller by ACS.

4.05 Payment - Xerox and Xerox Affiliated Companies shall make payment in U.S.
     -------
     currency for all Products within thirty (30) days after the date of the invoice. ACS shall issue an invoice to Xerox and Xerox Affiliated Companies for Products promptly after the Products are delivered to Xerox' carrier. Provided, however, ACS shall take no action respecting collection of payment, other than utilizing the informal dispute mechanisms provided hereunder, unless it fails to receive payment within sixty (60) days after the date of its applicable invoice.

4.06 Delivery - All Products shall be delivered FOB ACS' facility in the United
     --------
     States. Unless otherwise agreed in writing, Xerox or Xerox Affiliated Companies, as the case may be, shall arrange for transportation and insurance during transit from the named delivery point, and in all cases Xerox or Xerox Affiliated Companies, as the case may be, shall pay for such transportation and insurance. Xerox or Xerox Affiliated Companies shall also be responsible for payment of all customs and other duties and taxes (except those taxes calculated or assessed on the income of ACS) together with any documentation costs and for obtaining any import licenses that may be required in the Territory.

4.07 Forecasts - Xerox shall, on a quarterly basis, submit to ACS a non-binding
     ----------
     rolling forecast of Xerox and Xerox Affiliated Companies demand for Products that are to be delivered within the twelve (12) month period immediately succeeding the month in which the forecast is issued.

4.08 Purchase Orders - All Purchases of Products hereunder shall be made only
     ---------------
     upon the issuance of written purchase orders by Xerox or Xerox Affiliated

     Companies. The purchase orders shall contain requests for specific delivery dates for the Products. Prior to September 30,1996 ACS agrees that the maximum lead time for delivery of the Products shall be one hundred eighty (180) days from the date of issuance of the respective purchase orders unless a longer lead time is requested by Xerox or Xerox Affiliated Companies. Thereafter, the maximum lead time for Products' delivery will be one hundred twenty (120) days. ACS shall provide Xerox on a monthly basis written reports reflecting open and rescheduled orders for Products and type and amount of Products delivered during the previous 30 days. ACS shall in good faith explore the possibility of enabling Xerox or Xerox Affiliated Companies to directly link its computer systems to those of ACS for Product order entry purposes and if such linkup is acceptable to ACS the parties shall work together in good faith to achieve such linkup.

4.09 Confirmation - Within ten (10) days of receipt of the purchase order ACS
     ------------
     shall accept and confirm in writing purchase orders issued by Xerox or Xerox Affiliated Companies hereunder or shall advise Xerox or Xerox Affiliated Companies if, for any reason, it determines that it will be unable to fulfill such purchase order. In such event, ACS shall advise Xerox or Xerox Affiliated Companies of the quantities of Products it expects to supply during the Production Month covered by such purchase order, and such quantity shall, unless the parties otherwise agree, constitute a revised purchase order quantity for such Production Month. All purchases hereunder shall be governed solely by the terms and conditions of this Agreement notwithstanding any preprinted terms and conditions contained on any purchase orders or acknowledgments thereof issued by Xerox or Xerox Affiliated Companies.

4.10 Improved Products - If during the term of this Agreement and any extension
     -----------------
     thereof, ACS develops improvements, extensions or modifications of the Products, ACS shall offer such Products containing such improvements, extensions or modifications for sale to Xerox and Xerox Affiliated Companies. If the parties hereto reach an agreement for the sale of such new or improved Products, the appropriate Exhibits and other provisions hereof will be appropriately amended. Amendments to this Agreement applicable to such Products win not result in a price adjustment for Products ordered or delivered prior to the effective date of such amendment. Prices for Products added to this Agreement by amendment will be mutually agreed to by ACS and Xerox.

4.11 Discontinuance of Manufacturing - ACS may discontinue the manufacture of
     -------------------------------
     any Products hereunder, provided that ACS gives Xerox not less than eighteen (18) months prior written notice of such Product discontinuance. ACS will, however, fill Xerox and Xerox Affiliated Companies' then current open orders for Products. Provided Xerox and Xerox Affiliated Companies requested delivery times are within the normal order-delivery lead time, ACS agrees to use all reasonable efforts to honor all Xerox and Xerox Affiliated Companies purchase orders for such discontinued Products.

4.12 Exclusivity of Distribution - While any amount of the loans subject to the
     ---------------------------
     Loan Agreement and Promissory Note are outstanding, Xerox and Xerox Affiliated Companies will have the exclusive right (inclusive of ACS) to distribute the (i) ACS 135 Spot Printer and (ii) cut-sheet ACS Spot Printers with rated speeds of between 30 - 200 PPM. Following the repayment in full of such loans, subject to Section 4.13 hereof, Xerox' distribution rights with respect to the ACS 135 Spot Printer and cut-sheet ACS Printers with rated speeds between 30 - 200 PPM shall be non-exclusive.

4.13 Reserved Government Accounts - During the term of this Agreement, Xerox
     ----------------------------
     shall have the exclusive right (inclusive of ACS) to solicit the sale, lease, or rental of Products and service or software support therefor with respect to (i) any United States Government General Services Administration Schedule contract covering any or all of the Products or service or software support therefor and (ii) any state contract covering the sale, lease, or rental of any or all of the Products or service of software support therefor, where the -express intent of such contract is to give the successful offer or a right to do business with any or all agencies or instrumentalities of that state on a "sole source" or other statewide basis.

                      V.   DOCUMENTATION

5.01 Documentation - ACS shall furnish to Xerox and Xerox Affiliated Companies
     -------------
     on an ongoing basis during the term hereof, free of charge, all Documentation in mutually agreeable, camera-ready electronic-file and hard copy formats in the English language, all engineering drawings, theory of operation documents, service manuals, a Spares list, Products brochures and such other materials as the parties mutually agree are reasonably required by Xerox or Xerox Affiliated Companies to market and service the Products. In the event ACS produces Documentation in languages other then English it shall make such non-English documentation available to Xerox as per this Section of the Agreement. ACS grants to Xerox or Xerox Affiliated Companies, the right and license to reproduce or use all or any part of such Documentation in connection with their sales, marketing and servicing of the Products. Xerox or Xerox Affiliated Companies are further given the right to modify any or all parts of the documentation to reflect either changes made to the Products or for translation into different languages or consistency in style with other documentation. Additional documentation as agreed by the parties may be provided by ACS for a mutually agreed fee.

                         VI.  DELIVERIES

6.01 Transportation And Packaging - All Products will be shipped with commercial
     ----------------------------
     packaging suitable for shipment via land, air or sea, as applicable, in standardized containers in accordance with Xerox standards and procedures. If requested, ACS agrees to assist Xerox or the forwarder selected by Xerox in arranging the most economical transportation from the ACS site from which the Products will be shipped.

6.02 Early Delivery - Xerox shall be under no obligation to accept early
     --------------
     deliveries and reserves the right, at its option and without liability, to retain any early delivered Product and hold ACS' invoice until the date it would otherwise be due if delivery had been made on the delivery date set forth in the purchase order.

6.03 Rescheduling - Xerox may request changes to its purchase orders for
     ------------
     Products. Xerox may, by written notice to ACS, not less than thirty (30) days prior to scheduled delivery change orders for Products in accordance with the following matrix:

     Percentage Reschedule of Existing Orders for Products

      Allowable Quantity

      Days Prior to Delivery                     Percentage Reschedule
      -----------------------                    ---------------------

               [*]                                        [*]
               [*]                                        [*]
               [*]                                        [*]

Periods designated as No Change in the matrix above for Products shall be considered a period in which no alterations, modifications or cancellations can be made to the quantity on order or new Orders placed unless mutually agreed to in writing by ACS and Xerox.

6.04 Configuration Mix and Timing/Increasing Size of Orders - Xerox may request
     ------------------------------------------------------
     that ACS change the configuration mix and/or size of orders, and ACS agrees to make reasonable efforts to change the configuration mix and timing within the Production Month of Products then on order and the number of units to be delivered pursuant to an order. Subject to Paragraph 6.03 above, ACS agrees to make reasonable efforts to accommodate such request(s).

6.05 Cancellation Without Cause - Xerox or Xerox Affiliated Companies may cancel
     --------------------------
     purchase orders or portions thereof upon written notice to ACS at any time. ACS shall take all steps to mitigate any loss to Xerox or Xerox Affiliated Companies arising from such cancellation and in no event shall Xerox or Xerox Affiliated Companies' obligations to ACS as a consequence of cancellation exceed the purchase price of the Products ordered. If ACS claims cancellation cost resulting from Xerox or Xerox Affiliated Companies' Purchase Order cancellation and requests Xerox or Xerox Affiliated Companies to pay such cancellation cost, ACS shall have the burden of proof to substantiate the cancellation cost amount claimed. If requested by Xerox or Xerox Affiliated Companies, ACS shall agree to an independent certified accountant (or other independent party appointed jointly by both Parties) review within a reasonable time after cancellation of ACS' business records for the purpose of validating ACS' cancellation claim. Provided, however, that Xerox/Xerox Affiliated Companies may not

[*] OMITTED INFORMATION SUBJECT TO PENDING CONFIDENTIAL TREATMENT REQUEST cancel without cause orders for Products any later than thirty (30) days prior to the scheduled delivery date. Any payments made by Xerox or Xerox Affiliated Companies on account of an order which is later canceled without cause shall be credited against any cancellation charges payable hereunder.

6.06 Cancellation For Cause - In the event ACS is, except for reasons beyond its
     ------------------------
     control or as would be otherwise excused pursuant to this Agreement, [*] or more working days delinquent in meeting the agreed upon delivery schedule of any Products, Xerox or the ordering Xerox Affiliated Company, as the case may be, may, by written notice to ACS, cancel without liability such delinquent Product. In addition, if ACS is unable, for any reason whatsoever, except reasons beyond its control or as would be otherwise excused pursuant to this Agreement, to deliver Products in a timely fashion ACS shall, as to such orders, grant Xerox or the affected Xerox Affiliated Companies, as the case may be, a price discount for affected Products as follows:

               Days Late                              Price Discount
               ---------                              --------------
                 [*]                                       [*]
                 [*]                                       [*]
                 [*]                                       [*]

6.07 Disposition Of Canceled Product - In the event Xerox or Xerox Affiliated
     -------------------------------
     Companies cancel any purchase order or portion thereof pursuant to 6.05 or
     6.06 hereof, ACS may dispose of the canceled Products, after removing all identifying marks which identify the Products as Xerox and Xerox Affiliated Companies Products.

6.08 Mixing Product Deliveries with Deliveries of other Products - If
     -----------------------------------------------------------
     commercially feasible and provided that ACS is not negatively impacted in any way, Products may be shipped with products not subject to this Agreement if Xerox and Xerox Affiliated Companies deem doing so a benefit to them.

6.09 Emergency Spares Orders  ACS will put into place as soon as is reasonably
     -----------------------
     commercially practicable a process to fill emergency Spares orders when

[*] OMITTED INFORMATION SUBJECT TO PENDING CONFIDENTIAL TREATMENT REQUEST not available through Xerox' internal distribution system. ACS may make such emergency shipments subject to reasonable incremental charges.

6.1  Inspection/Acceptance - Xerox and Xerox Affiliated Companies may inspect
     ---------------------
     any shipment of Products and reject such shipment, in whole or in part, for failure to meet the Specifications or otherwise comply with this Agreement. At the option of Xerox, such non-conforming Products may be returned to ACS at ACS' expense for prompt replacement or repair and shipment thereof to Xerox, at ACS' expense. The choice of repair or replacement shall be with ACS.

6.11 Priority Deliveries - While any amounts of the loans made by Xerox to ACS
     -------------------
     under the Loan Agreement and Promissory Note remain outstanding, deliveries of Products to Xerox shall take priority over deliveries of ACS products, including the Products, to any other person.

                     VII.   PRODUCT CHANGES

7.01 Product Changes - The Products delivered hereunder shall incorporate the
     ---------------
     latest improvements implemented by ACS and approved by Xerox in writing ACS shall inform Xerox, in writing, of the following in requesting such approval:

     The date of the proposed incorporation of such changes into the Products and description of changes affecting the:

(a) form (external appearance of finished products or piece parts; or external dimensions, dimension tolerances or shape),

(b) fit (provisions for mounting; changes to mounting holes, holes for mounting shipping restraints, or holes or fittings for mounting accessory or optional features; changes in the dimension or shape of internal spaces available for customer use; or changes affecting the interchangeability of parts, electrical or other power and environmental requirements),

(c) function (changes in the Product specification, Product performance, or any changes affecting the Product's reliability); or

(d) compatibility of the Products (changes to or which affect Products operation, internal logic or tinting, part number or configuration dash number of parts which can be replaced in the field, the interchangeability of Spares, service documentation which might affect a customer's applications for the Products).

Xerox shall respond within thirty (30) days to each request for Product changes received from ACS indicating its acceptance or rejection of such change.

7.02 Implementation - Any changes made by ACS and accepted by Xerox pursuant to
     --------------
     7.01 hereof shall be implemented in accordance with the schedule indicated by ACS in the written notification of change. Such changes shall be incorporated into Products shipped pursuant to purchase orders received by ACS after Xerox approved such changes. The serial number of the first such changed Product shall be identified to Xerox and ACS agrees that all Products with serial numbers greater than such serial number shall incorporate such changes.

7.03 Cost Effects Of Changes - In the event that any change in the form, fit or
          ------------------
     function (as collectively defined in 7.01) of, or Specifications for, any Products which is necessitated by such mutually agreed change results in a significant increase or decrease in the cost of such Products, or in the length of time required for the manufacture or delivery thereof, equitable adjustment to the price of such Products or agreed upon shipping date or both shall be made by the parties pursuant to good faith negotiations.

7.04 Obsolete Inventory - In the event of changes to Products, ACS shall
     ------------------
     repurchase from Xerox or Xerox Affiliated Companies, as applicable, for a sum equal to the original purchase price paid therefor by Xerox or Xerox Affiliated Companies, as applicable, all Spares and Consumables which are in Xerox' and Xerox Affiliated Companies inventory and which have become obsolete as a result of any change to Products, other than a Products' change requested by Xerox.

7.05 Effect of Rejection - In the event Xerox rejects a proposed change to
     -------------------
     Products, ACS shall remain obligated to deliver Products conforming to the Specifications.

7.06 Interface Specification - Unless otherwise agreed by the parties in
     -----------------------
     writing, ACS shall not knowingly make any changes to the Products which obsoletes the interface specification applicable to the then current version of the Products and the then current version of the Xerox 4890 and 4635 Printers, the Docutech, or any other Xerox product which Xerox has notified ACS in writing are being used by end-user customers in connection with the Products.

             VIII.   SPARE PARTS AND CONSUMABLES

8.01 Spares Listing - ACS and Xerox shall mutually agree on a list of spares
     --------------
     which shall be designated as the recommended Spares. . Such list shall be set forth in Exhibit C hereto. Exhibit C will be completed by no later than March 15, 1996. Prices of the Spares shall be established so that the total prices for all the Spares required to completely manufacture one printer shall not exceed one hundred thirty percent (130%) of the price for the applicable ACS printer listed in Exhibit C hereto.

8.02 Spares and Consumables
     ----------------------

     (a) ACS shall make available to Xerox and Xerox Affiliated Companies, for a period of [*] from the date the last unit of the relevant printer model is shipped to Xerox or Xerox Affiliated Companies hereunder Spares and Consumables in sufficient quantities for Xerox and Xerox Affiliated Companies to meet the service and Consumables needs of its customers for such printer(s). Xerox and Xerox Affiliated Companies shall place its final purchase orders for such Spares and Consumables at least six (6) months prior to the expiration of such applicable period.

  (b) Xerox agrees to purchase during the initial term of this Agreement all of its requirements for Consumables from ACS provided Consumables price to Xerox is no higher than the maximum prices for Consumables set forth in Exhibit C hereto or twenty (20% ) more than the lowest price offered Xerox for a product competitive to the Consumables, whichever is lower. Provided however, ACS shall have up to a thirty(30) day period to meet the competitive price offered Xerox.

[*] OMITTED INFORMATION SUBJECT TO PENDING CONFIDENTIAL TREATMENT REQUEST

8.03 Equivalent Spares - Xerox agrees to accept equivalent and/or
     -----------------
     interchangeable (form, fit and function compatible as defined in Section
     7.01 hereof) Spares and Consumables during the [*] period defined in
     Section 8.02(a) hereof. The determination as to whether Spares and Consumables are equivalent and/or interchangeable shall be made by Xerox.

         IX.   WARRANTIES AND MANDATORY RETROFITS

9.01 Express Warranties - ACS warrants to Xerox or Xerox Affiliated Companies:
     ------------------

     (a) that it has good and marketable title to all Products delivered to Xerox or Xerox Affiliated Companies hereunder and that all units of Products shall be free and clear of all hens, encumbrances, security interests or other claims (except those arising under the Security Agreement), and

     (a) that all Products delivered to Xerox or Xerox Affiliated Companies hereunder shall be free from defects in material and workmanship for a period of ninety (90) days after installation.

     (c) that all Products conform to the Specifications.

9.02 Warranty Obligations - With respect to any Products found to be defective,
     --------------------
     ACS shall, without charge (including freight) deliver to Xerox or the applicable Xerox Affiliated Companies, as the case may be, such repair parts as are necessary for the repair of the Products within thirty (30) days from the time of Xerox or the applicable Xerox Affiliated Companies, as the case may be, notification to ACS of defective Products. Xerox/Xerox Affiliated Companies obligation shall be to repair such defective Products and maintain adequate records regarding the causes (if known) and dates of such failures and provide such information to ACS at ACS' request. Xerox/Xerox Affiliated Companies shall, upon the request of ACS, return to ACS all defective parts removed from Products under the above warranties and return the same, all at ACS' expense, to ACS, provided that such request shall be made within fifteen (15) days of the notification by Xerox/Xerox Affiliated Companies to ACS of such defective Products. This shall constitute ACS' sole obligation and Xerox/Xerox Affiliated

[*] OMITTED INFORMATION SUBJECT TO PENDING CONFIDENTIAL TREATMENT REQUEST

     Companies sole remedy pursuant to the warranties set forth in Section 9.01 of this Agreement (but shall not affect additional warranties of ACS set forth elsewhere in this Agreement).

9.03 Replaced Products and Parts - AR Products replaced by ACS under this
     ---------------------
     Article become the property of ACS provided ACS requests the return of same to ACS and pays all costs associated with such return.

9.04 Systemic Defects - Notwithstanding the warranty requirements and conditions
     ----------------
     of Section 9.01 hereof, ACS will undertake without undue delay to remedy any Systemic Defect in all affected Products in inventory or in the field, by delivering to Xerox/Xerox Affiliated Companies replacement, if requested, of Spares or consumables if the Systemic Defect applies thereto, or repair kit if the Systemic Defect applies to the printer, and in either 15 event reimburse Xerox/Xerox Affiliated Companies for actual parts replacement costs incurred by them plus any associated labor. ACS shall not be required to cure any Systemic Defect for any Products which have been subjected to accident, negligence, misuse, alteration, modification, tampering or causes other than ordinary use. The foregoing obligations of the parties shall apply during the term of this Agreement.

9.05 Mandatory Retrofits - ACS will, as necessary from time to time, provide to
     -------------------
     Xerox/Xerox Affiliated Companies Mandatory Retrofit kits for the Products free of charge and Xerox/Xerox Affiliated Companies agree to install such retrofits on the Products (including those Products already delivered to Xerox/Xerox Affiliated Companies customers) within a reasonable time. ACS will provide Xerox/Xerox Affiliated Companies with its good faith estimates of the time it should take for a mandatory retrofit to be completed. The cost of such installation will be borne by Xerox/Xerox Affiliated Companies. In the event Xerox/Xerox Affiliated Companies fail to install any such Mandatory Retrofit as herein provided, Xerox/Xerox Affiliated Companies agree to fully and completely indemnify, defend and hold ACS harmless from and against any claims, damages or liabilities asserted by any third party alleging personal injury or property damage which injury or damage would have been avoided, in whole or in part, by the prompt installation of the Mandatory Retrofit.

9.06   WARRANTY DISCLAIMER - THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE,
       -------------------
       AND THE OBLIGATIONS AND LIABILITIES OF ACS HEREUNDER, ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.07   WARRANTY LIMITATIONS - THE WARRANTIES SET FORTH IN THIS ARTICLE IX ARE
       --------------------
       EXPRESSLY CONDITIONED UPON THE PROPER USE OF THE PRODUCTS FOR THEIR INTENDED PURPOSES, AND SHALL NOT APPLY TO ANY PRODUCTS WHICH HAVE BEEN SUBJECTED TO MISUSE, ACCIDENT, OR ALTERATION OR MODIFICATION (EXCEPT AS SPECIFICALLY AUTHORIZED BY ACS).

                                  X. TRAINING

10.01  ACS Training of Xerox/Xerox Affiliated Companies - During the Term of
       ------------------------------------------------
       this Agreement, ACS shall provide Xerox/Xerox Affiliated Companies, at no additional charge, service training consisting of two (2) classes each attended by up to five (5) Xerox employees. Such training will be designed to have Xerox/Xerox Affiliated Companies service trainees achieve industry standard knowledge and competency respecting the servicing of the Products. ACS shall make available additional training at mutually agreeable charges.

10.02  Technical Support - ACS shall provide Xerox/Xerox Affiliated Companies,
       -----------------
       at a mutually agreeable price, telephone technical support respecting the Products and service and software support therefor for a period of at least seven (7) years from the date of Xerox/Xerox Affiliated Companies last install of an ACS 135 Spot Printer or other printers purchased from ACS hereunder, as applicable. If a technical problem cannot be resolved by telephone technical support, ACS shall provide on site technical support to Xerox/Xerox Affiliated Companies at the per them rate as specified in Exhibit C hereto.

                           XI.  TERM AND TERMINATION

11.01 Term - This Agreement shall be effective on the Effective Date and shall continue for a period of thirty-six (36) months ("Initial Term"), and shall be automatically renewed for successive twelve (12) month terms unless either party gives at least six (6) months prior written notice to the other that the notifying party does not wish this Agreement to be renewed.

11.02 Termination for Cause
      ---------------------

      (a) Either party may terminate this Agreement:

          i. immediately upon written notice if the other party materially breaches this Agreement and such breach is not curable or, thirty
              (30) days after written notice of breach if the other party materially breaches this Agreement and such breach is curable but is not cured within such 30 day notice period (or such other cure period as is provided under this Agreement) or,



         ii. immediately upon written notice if the other party is subject to a force majeure condition for more than ninety (90) consecutive days and during such time period does not arrange for alternative, comparable performance, or

        iii. if a petition for relief under the applicable bankruptcy regulations is filed by or against the other party, or the other party makes an assignment for the benefit of creditors, or a receiver is appointed, or a purchase agreement is executed for all or substantially all of the other party's assets or of the shares in such other party and such petition, assignment or agreement is not dismissed or vacated within thirty (30) days. To the extent applicable law prevents the non breaching party from terminating this Agreement as described herein, then the parties shall have only those rights and remedies permitted by applicable law. Termination rights for the specified causes shall exist for a period of ninety (90) days after the occurrence of each such cause.

(b) Xerox may terminate this Agreement immediately upon written notice if any of the Exhibits which this Agreement provides will be completed after the Effective Date are not completed by the date set forth herein for completion.

11.03  Manufacturing License - In addition to any other rights arising under
       ---------------------
       this Agreement or under applicable law which Xerox may have due to ACS' material breach of this Agreement, Xerox may elect to manufacture or have the Products manufactured and in such event ACS hereby grants Xerox and Xerox Affiliated Companies the non-exclusive world-wide irrevocable right to manufacture or have the Products manufactured and to use and sub-license, in connection with manufacturing the Products, any ACS intellectual property, including know-how and related Documentation, which is necessary for the manufacture of the Products. In addition, ACS shall assign to Xerox all agreements with ACS' vendors to the extent such agreements are assignable by ACS and ACS shall give Xerox all reasonable cooperation respecting Xerox being assigned the rest of ACS' agreements with its vendors. While any amount of the principle and interest subject to the Loan Agreement and Promissory Note are outstanding, the foregoing license shall be royalty-free. After the aforementioned principle and interest is completely repaid the foregoing license shall be subject to a royalty of five percent (5%) of then applicable ACS 135 Spot Printer price as set forth in Exhibit C. The fact that Xerox exercises the manufacturing rights granted to it under this subparagraph shall serve to mitigate Xerox' damages on account of ACS' breach of this Agreement to the extent permitted by applicable law.

11.04  Effect of Breach of Loan Agreement by ACS, Effect of Breach of this
       -------------------------------------------------------------------
       Agreement upon Loan Agreement - A breach by ACS of the Loan Agreement and
       -----------------------------
       Promissory Note or the Security Agreement shall be deemed a material, breach of this Agreement by ACS if there remains outstanding and unpaid more than one-third of the original principal payable by ACS under the Loan Agreement and Promissory Note. A breach by ACS of this Agreement respecting the critical milestones identified in Exhibit B hereto shall be deemed a material, breach of the Loan Agreement and Promissory Note and the Security Agreement.

11.05  Termination Effect - Upon termination or expiration of this Agreement for
       ------------------
       any reason, each party shall immediately return to the other all proprietary, confidential or private data and all copies thereof, if so requested by the other party. Notwithstanding the above, Xerox/Xerox Affiliated Companies will retain the necessary rights, including the right to purchase from ACS the quantities of Spares, Consumables, and Documentation at commercially reasonable prices, to continue servicing its Products customer base.

XII.     INDEPENDENT PRODUCT DEVELOPMENT AND RELATED
                            RIGHTS

12.01 Except as otherwise provided herein, this Agreement does not and shall not be construed to limit the rights of either party to develop, market, sell lease, service or manufacture competing products.

                                XIII.  NOTICES

13.01 Any notice which may be or is required to be given under this Agreement shall be in writing. AR written notices shall be sent by registered or certified airmail, postage prepaid, return receipt requested. To the extent this Agreement requires notice to be given to Xerox or ACS, such notices shall be denied to have been given when received, addressed in the manner indicated below or at such other addresses as the parties may from time to time notify each other of:

Notices regarding 4635/4890 technical information:

XEROX:                                   ACS:
[*]                                      [*]
4800 Family Technical Program Manager    Xerox Technical Program Manager
101 Continental Blvd.                    Accent Color Sciences, Inc.
El Segundo, CA 90245                     Riverview Square
                                         99 East River Drive
                                         East Hartford, CT 06108

Notices regarding Xerox Docutech technical information:


[*] OMITTED INFORMATION SUBJECT TO PENDING CONFIDENTIAL TREATMENT REQUEST

XEROX:                              ACS:
[*]                                 [*]
New Business Development            Xerox Technical Program Manager
Fairport, N.Y. 14450                Accent Color Sciences
                                    Riverview Square
                                    99 East River Drive
                                    East Hartford, CT 06108

Notices regarding daily administrative operations:

XEROX:                                    ACS:
[*]                                       [*]
Manager, Color Printing Product Business  Team Director of Marketing
101 Continental Blvd.                     Riverview Square
El Segundo, CA 90245                      99 East River Drive
                                          East Hartford, CT 06108

Notices regarding contract modifications and contract interpretation and all other matters not enumerated above:

XEROX:                                          ACS:
[*]                                             [*]
Manager, Color Printing Product Business Team   Chief Financial Officer
101 Continental Blvd.                           Accent Color Sciences, Inc.
El Segundo, CA 90245                            Riverview Square
                                                99 East River Drive
                                                East Hartford, CT 06108

                                XIV.  HEADINGS

14.01 The headings and titles of the Articles and Sections of this Agreement are inserted for convenience only and shall not affect the construction or interpretation of any provision.


                                XV. ASSIGNMENT

[*]  OMITTED INFORMATION SUBJECT TO PENDING CONFIDENTIAL TREATMENT REQUEST

15.01 Neither party shall assign this Agreement to any other party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Xerox may perform any of its obligations, by or through any Xerox/Xerox Affiliated Companies.

                              XVI.   SEVERABILITY

16.01 If any provision of this Agreement is held invalid by any law, rule, order or regulation of any government, or by the final determination of a court of last resort, such invalidity shall not affect (a) the other provisions of this Agreement, (b) the application of such provision to any other circumstance other than that with respect to which this Agreement was found to be unenforceable, or (c) the validity or enforceability of this Agreement as a whole.

                                XVII.  SURVIVAL

17.01 Unless this Agreement expressly provides otherwise or by its nature a provision cannot survive this Agreement, the provisions of this Agreement shall survive the expiration or any termination of this Agreement.

                         XVIII.  CONTROLLING LANGUAGE

18.01 This Agreement is in English only, which language shall be controlling in all respects. All documents exchanged under this Agreement shall be in English only.

                            XIX.   INDEMNIFICATION

19.01 (a) ACS Indemnity - ACS agrees, at its expense, to defend Xerox and Xerox
          -------------
      Affiliated Companies from, and pay any judgment for, any suit, claim or proceeding (hereinafter "Claim") against Xerox or Xerox Affiliated Companies alleging that any Products either (i) violates any applicable safety or regulatory standard in effect as of the date of Products delivery, or (fi) has caused injury or damage to the person or property of another arising from defects in materials, design or construction of such Products, unless based upon the negligent conduct of Xerox, Xerox Affiliated Companies, or any of their respective agents, representatives or employees, or (iii) infringes any patents, utility models, copyrights, trade secrets, or any other intellectual property rights of a third party issued in any country, provided that ACS is promptly notified in writing of any Claim, given all reasonable assistance required, and permitted to direct the defense. ACS shall have no liability for settlements or costs incurred without its consent.

(b)   Xerox' Indemnity Xerox agrees, at its expense, to defend ACS from, and Pay
      ----------------
any judgment for, any suit, claim or proceeding (hereafter "Claim") against Xerox alleging injury or damage to the person or property of another if such claim arose due to the modification of Documentation by, or from the acts or omissions of Xerox, Xerox Affiliated Companies or any of their respective agents, representatives or employees with respect to the marketing of the Products, provided that Xerox is promptly notified of any Claim, given all reasonable assistance required, and permitted to direct the defense. Xerox shall have no liability for settlement or costs incurred without its consent-

19.02 Injunction - In the event that Xerox's or Xerox Affiliated Companies' use
      ----------
      or marketing of any of the Products is enjoined, ACS shall, at its option and expense, either substitute fully equivalent Products not subject to such injunction, modify the Products so that they are no longer subject to such injunction, or obtain for Xerox and Xerox Affiliated Companies and their respective customers the right to continue using the enjoined Products. If none of the foregoing is feasible, and said injunction is in effect for more than three (3) months, ACS will take back the enjoined Products from Xerox and its customers and refund to Xerox the purchase price paid therefor reduced by an amount which equals one-sixtieth of the purchase price for each month which has elapsed since the Products were delivered to Xerox /Xerox Affiliated Companies to the time such injunction became effective, plus arrange at ACS' expense to have the Products returned to ACS.

19.03 Limitations - ACS shall not be liable for any Claim arising solely out of
      -----------
      or resulting solely from: (i) its compliance with or adoption of any specification, design, feature, mark or symbol, component parts or printed materials or other information or materials required by Xerox or Xerox Affiliated Companies for incorporation or use with any Products, or (ii) any modification or reworking made by ACS to any Products upon instruction of Xerox or Xerox Affiliated Companies.

19.04 Insurance - ACS shall procure and maintain with an insurer acceptable to
      ---------
      Xerox insurance coverage for both bodily injury and property damage caused by or arising out of the manufacture, delivery, use, handling, or storage of the Products in amounts of at least One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate.

                XX.   CONFIDENTIAL AND PROPRIETARY INFORMATION

20.0 In the event Xerox and ACS deem it necessary for one party to disclose to the other confidential information the parties' respective rights and obligations with respect to the disclosure and use of such shall be governed by the Confidential Disclosure Agreement with an effective date of February, 1996.

                         XXI.  LIMITATION OF LIABILITY

21.01 (a)DISCLAIMER OF OTHER DAMAGES -NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN TO THE CONTRARY EXCEPT SECTION 19.01 OF THIS AGREEMENT WHICH SHALL BE GOVERNED BY ITS TERMS, XEROX, XEROX AFFILIATED COMPANIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, OR AGENTS SHALL HAVE NO LIABILITY FOR DAMAGES OTHER THAN DIRECT DAMAGES, INCLUDING BUT NOT LIMITED TO PUNITIVE OR EXEMPLARY DAMAGES, HOWEVER DENOMINATED, AND INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, WHETHER ARISING IN CONTRACT, IN TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), OR ANY OTHER THEORY EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF AS A RESULT ANY REMEDY ARISING HEREUNDER OR UNDER APPLICABLE LAW FAILS OF ITS ESSENTIAL PURPOSE.

                            XXII.   EXPORT CONTROL

22.01 ACS and Xerox shall comply with all applicable laws and regulations respecting the export, directly or indirectly, of any technical data acquired from the other under this Agreement or any software utilizing any such data to any country the laws or regulations of which at the time of export, require an export license or other government approval including but not limited to first obtaining such license or approval.

                            XXIII.   FORCE MAJEURE

23.01  Subject to a party's right to terminate this Agreement under Section
       11.02 (b), neither ACS nor Xerox shall be liable to the other for its failure to perform any of its obligations hereunder or under any purchase order or acknowledgment thereof during any period in which such performance is delayed by unforeseeable circumstances beyond its reasonable control.

                                 XXIV.  WAIVER

24.01 Failure or delay of either party to exercise any right or remedy under this Agreement or to require strict performance by the other party of any provision of this Agreement shall not be construed to be a waiver of any such right or remedy or any other right or remedy hereunder. All of the rights of either party under this Agreement shall be cumulative and may be exercised separately or concurrently.

                           XXV.   ETHICAL STANDARDS

25.01 ACS agrees that, with respect to its role as supplier to Xerox including any interaction with any employee of Xerox, ACS shall not: (1) give or offer to give any gift or benefit to any such employee of Xerox, (2) solicit or accept any information, data, services, equipment, or commitment from such employee unless same is (i) required under a contract between Xerox and ACS, or (ii) made pursuant to a written disclosure Agreement between Xerox and ACS, or (iii) specifically authorized in writing by Xerox' management, (3) solicit or accept favoritism from said employee, and (4) enter into any outside business relationship with said employee without full disclosure to, and prior approval of, the appropriate management of Xerox. As used herein:
       "employee" includes members of the employee's immediate family and household, plus any other person who is attempting to benefit from his or her relationship to the employee. "ACS" includes all employees and agents of ACS. "Gift or benefit" includes money, goods, services, discounts, favors and the like in any form, but excluding employment or offers of employment and low value advertising items such as pens, pencils, and calendars.

                              XXVI.   ARBITRATION

26.01 The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations, as follows. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Executives of both parties at levels one step above the project personnel who have previously been involved in the dispute shall meet at a mutually acceptable time and place within 10 days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence. Each party shall bear its own expenses.

If the parties are unable to resolve the dispute by negotiations as set forth above and at least 60 days have elapsed since notice was given, such dispute shall be settled by arbitration, conducted on a confidential basis, under the then current Commercial Arbitration Rules of the American Arbitration Association ("the Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of New York. The arbitration shall be held at a mutually agreeable location in Stamford, Connecticut and conducted by one arbitrator chosen from a list of attorneys who are members of the Association's commercial arbitration panel and are knowledgeable about the semiconductor and business equipment industries. If the parties cannot promptly, within thirty (30) days, agree on the selection of the arbitrator, the arbitrator will be chosen pursuant to Rules 13 of the Commercial Arbitration Rules of the Association. The costs of the arbitration, including the fees to be paid to the arbitrator, shall be shared equally by the parties to the dispute. The parties to the dispute shall be limited to taking no more than three (3) depositions each. The length of each deposition shall be limited to one (1) day. No interrogatories shall be permitted. The arbitration shall be completed within six (6) months from the date of the selection of the arbitrator. The scope of document production shall be governed by the commercial Arbitration Rules of the Association and the decision of the arbitrator with respect thereto. The Judgment upon the award rendered by the arbitrator may be entered and enforced in any court of competent jurisdiction. Neither party shall be precluded hereby from seeking provisional remedies in the courts of any jurisdiction including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interest, but such shall not be sought as a means to avoid or stay arbitration. The arbitrator is not empowered to award any consequential, incidental, punitive, or exemplary damages. The parties acknowledge that they have voluntarily agreed to arbitrate their disputes in accordance with the foregoing and each party hereby irrevocably waives any damages in excess of compensatory damages.

                             XXVII.  NONPUBLICITY

27.1 Without the prior written consent of the other party (which shall not be unreasonably withheld) neither party shall (a) make any news release, public announcement, denial or confirmation of this Agreement or its subject matter, or (b) advertise or publish any facts relating to this Agreement, unless otherwise required to do so by law.

                           XXVIII.   CONTROLLING LAW

28.01 This Agreement shall be governed by and construed in an respects in accordance with the laws and regulation of the State of New York, U.S.A. The parties specifically agree that the 1980 United Nations Convention on Contracts for the International Sale of Goods, as such may be amended from time to time, shall not apply to this Agreement.

28.02 ACS represents and warrants compliance with all Federal, State and local laws, ordinances and regulations applicable to this Agreement and the performance of Services or development work here under including, but not limited to: (a) applicable requirements of Sections 6, 7 and 12 of the Fair Labor Standards Act, as amended, and applicable regulations and orders of the Administrator of the Wage and Hour Division issued under
       Section 14 thereof, (b) the Toxic Substances Control Act including the requirement that every chemical substance delivered appear on the fist of chemical substances as compiled by the Administrator, Environmental

       Protection Agency or have been submitted by ACS for inclusion on such list, (c) Executive Order 11246 including promptly supplying Xerox with all certifications required thereunder upon request, and (d) the applicable requirements of 38 U.S.C. 2012 of the Vietnam Era Veterans Readjustment Assistance Act of 1974, Section 503 of the Rehabilitation Act of 1973, and the Americans with Disabilities Act of 1990. To the extent applicable, ACS shall comply with 15 U.S.C.A. Sec. 637(d) (3) (48 CFR 52.219-8), "Utilization of Small Business Concerns and Small Disadvantaged Business Concerns" for all contracts exceeding $10,000 and, in contracts exceeding $500,000, agrees to adopt a plan similar to that required under 15 U.S.C.A. Sec. 637 (d) (4) or (5) (48 CFR 52.219-9,
       "Small Business and Small Disadvantaged Business Subcontracting Plan," hereby expressly incorporated by reference. ACS shall accurately label, consistent with the requirements of Section 611 of the Clean Air Act, as amended, and all regulations promulgated pursuant thereto, any container of a controlled substance and any product manufactured with or containing a controlled substance that is supplied to Xerox. In addition, ACS hereby confirms that it is in compliance with au applicable environmental, health and safety regulations, and reiterates its commitment to provide products and/or services which are safe for its customers and the environment and which contain recycled materials where appropriate and when authorized by Xerox.

                          XXIX.  REMEDIES CUMULATIVE

29.00 Except as otherwise set forth herein, any rights of cancellation or termination, or remedies prescribed in this Agreement are cumulative and are not intended to be exclusive of any other remedy of which the injured party may be entitled to herein or at law or in equity, including but not limited to the remedy of specific performance.

            XXX.     PREREQUISITE LICENSES/THIRD PARTY
                                 ENCUMBRANCES

30.01 The development activities or other rights granted or which may be granted by ACS to Xerox or Xerox Affiliated Companies may require that ACS obtain certain prerequisite license(s) from third party licensor(s) or may be subject to third party encumbrances other than prerequisite license(s) (e.g., license limitations or payment obligations). All such currently known requirements/encumbrances will be communicated by ACS promptly to Xerox but in any event prior to the final acceptance by Xerox of an affected ACS deliverable. The Parties will attempt to minimize, where possible, the necessity for such prerequisite licenses or the use of deliverables subject to such third party encumbrances. However, where such prerequisite licenses are necessary ACS at its cost will arrange for Xerox and Xerox Affiliated Companies to obtain a license from the applicable third party licensor prior to Xerox receiving the affected deliverable. Upon request, ACS will provide written assurance to Xerox of the existence of such license.

                              XXXI.  INTEGRATION

31.01 This Agreement constitutes the entire agreement of the parties as to the subject matter hereof and supersedes any and all prior oral or written understandings and agreements as to such subject matter, including any preprinted terms and conditions contained in any purchase orders and acknowledgments issued hereunder.

             XXXII. PRE-EXISTING TECHNOLOGY/INTELLECTUAL PROPERTY

32.01 Unless otherwise agreed in writing, nothing herein shall be deemed to transfer any ownership of any technology or intellectual property, or other things, tangible or intangible, created by a party, or acquired by a party from a third party, outside the scope or term of this Agreement.

                     XXXIII.  RELATIONSHIP OF THE PARTIES

33.01 (a) It is the intent of the parties that during the term of this Agreement, ACS shall be an independent contractor, and nothing set forth herein shall be deemed or construed to render the parties joint ventures, partners or employer and employee. Neither party is authorized to make any commitment or representation on the other's behalf.

      (b) During the term of this Agreement, if the term "partnership", "partner" or "development partner" or the like is used to describe the parties' relationship, Xerox and ACS agree to make it clear to third parties that these terms refer only to the spirit of cooperation between them and neither describe, nor expressly or implied create, the legal status of partners or joint ventures.

IN WITNESS WHEREOF, authorized representatives of the parties have affixed their signatures as of the Effective Date.

XEROX CORPORATION                   ACCENT COLOR SCIENCES,
INC.

By:                                 By:
    ----------------------------        -------------------------------
    Name                                Name

    ----------------------------        -------------------------------
    Title                               Title

Date:                               Date:
      --------------------------          -----------------------------

CUSTOMIZED COLOR 1996 DELIVERABLES--EXHIBIT "A", PAGE 1
Revision 4 - 2/15/96, 1:09 PM
S. Sweeney/S. Palace/S. Baumann




                                    A                         B                         C
CC PRODUCT  DELIVERABLE  5/96-6/96     MINIMUM     7/96-8/96     MINIMUM       9/96       MINIMUM
 REQ. REF.                BO #1-6       ACCEPT.     BO #7-10     ACCEPT         B1         ACCEPT.
 PARA. NO.                             CRITERIA                  CRITERIA      LEVEL      CRITERIA
1.0  PAPER  SIZES       same as 4635 same as 4635 same as 4635 same as 4635 same as 4635 same as 4635

     PAPER                16-110#       20-40#       16-110#     16-110#       16-110#      16-110#
     WEIGHTS

2.0  PRINTHEADS          8(2.5'TOT.)  8(2.5'TOT.)  8(2.5'TOT.)   8(2.5'TOT.)  8(2.5'TOT.)  8(2.5'TOT.)

3.0  SCSI                    YES          N/A          YES           N/A          YES          N/A
     INTERFACE

4.0  IOT                  4635/4890    4685/4890    4635/4890     4635/4890    4635/4890    4635/4890
     INTERFACES

5.0  ACS FUNC.             PARA. 5.1,     N/A        PARA. 5.1,      N/A       PARA. 5.1,      N/A
                           5.2&5.3                    5.2&5.3                   5.2&5.3

6.0  SPEED                  200PPM       135PPM        200PPM      135PPM        200PPM       200PPM

7.0  PRINT                  300DPI       300DPI        300DPI      300DPI        300DPI       300DPI
     QUALITY

8.0  SAFETY                   MN        NOT FULLY        MN          MN            MN           MN
                           APPROVED     APPROVED      APPROVED    APPROVED      APPROVED      APPROVED

9.0  COLORS                  CMYK         CMYK         CUSTOM      1 CUSTOM      CUSTOM       3 CUSTOM

10.0 DFA 1.0                 YES           NO            YES         YES           YES          YES

11.0 PRINT HD.               YES           NO            YES         YES           YES          YES
     COLOR/LOC.

12.0 DEGRADED                YES           NO            YES         YES           YES          YES
     MODE

13.0 RELIABILITY:
  13.1 OGMR             LESS THAN or      6/M       LESS THAN or     3/M       LESS THAN or       1
                        EQUAL TO 4/M                EQUAL TO 2/M               EQUAL TO 1/M
  13.2 SHTDWNS               N/A          N/A       LESS THAN or     80/M      LESS THAN or      30
                                                    EQUAL TO 60/M              EQUAL TO 30
  13.3 MTTR                 2.5 HRS      2.5 HRS        2 HRS       2 HRS        1.7 HRS       1.7 HRS

14.0 SERVICE           N/A             N/A         LESS-THAN=$300 AT     $330 AT
     PARTS COST                                       1.0M AMPV        1.0M AMPV

CUSTOMIZED COLOR ACS PRODUCT REOUIREMENTS--EXHIBIT A, PAGE 2 & 3
REVISION #4 - 2/15/96



1.0   Paper Sizes & Weights

      1.1 All paper types and weights supported on the 4635 will be supported through the CC devices. This includes 7 x 10 up to II x 17. Reference paragraph 3.3.2 & 3.3.3, 4135 SRS #S-868-1 00



2.0   Print Heads -

      2.1 The first implementations on the 4890 and 4635 will support the customers choice of four or eight print heads. Each of these heads is capable of applying a different color on the same page. At initial launch of the product, the heads will be 1/3". Based on eight heads this will allow a total color print band of 2.5'. This can be applied all in one location, or in eight different locations on the page. Following the launch of the product, print head size will be increased to .85'. Based on eight heads this will allow a total color print band of 6.8". Print head location is fixed on a job basis.



3.0   SCSI Interface

3.1 The Xerox/ACS system will be a Xerox high end printer, with a rasterization processor and an ACS marking engine/printer. The rastedzation processor for this implementation shall be a PC connected to the system via SCSI-2 bus interface. This interface shall meet the Protocol/Communication spec. #XXX



4.0   IOT Interfaces

11.1 The CC device will be compatible to the 4635 & 4890 at launch; the base CC design & interface shall not preclude its use on other Xerox print engine/systems such as, but not limited to, DocuTech, DocuPrint, Liberator, etc.



5.0   ACS Unit Functionality

      5.1 The ACS 135 printer shall meet all performance and features detailed in the "ACS-135 Functional Specification', P/N 0130-0002 and the "ACS-135 System Operating Specification", P/N 0130-0021.

      5.2 The first implementations on the 4890 and 4635 will support the customers choice of four or eight print heads. Each of these heads is capable of applying a different color on the same page. At initial launch of the product, the heads will be 1/3". Based on eight heads this will allow a total color print band of 2.5". This can be applied all in one location, or in eight different locations on the page. Following the launch of the product, print head size will be increased to .85". Based on eight heads this will allow a total color print band of 6.8". Print head location is fixed on a job basis.

      5.3 The launch version of the CC device will contain up to eight, none color keyed, reservoirs; each with a 0.5 liter capacity.

      5.4 The 4635 and 4890 both support duplex printing in their basic capabilities. However, only simplex printing will be offered with the CC devices. The output from the CC device can only be applied to one side of the sheet as delivered by the IOT.



6.0   Speed

      6.1 The CC device shall be capable of accepting & processing cut sheet input up 200 pages per minute.



7.0   Print Quality -

      7.1 Fonts, logos, and graphics will meet, in both appearance and quality, the jointly concurred to "ACS-1 35 Print Quality Specification", P/N 01 30-0020



8.0   Safety

      8.1 The CC device shall meet all Safety Regulations/Specifications per paragraph 9.3.5, 4135 SRS #S-868-1 00

9.0   Colors -

      9.1 Customers can choose from the full color spectrum. In addition to the standard ink colors of cyan, magenta, yellow and black, custom and Pantone colors will be available by special order.



10.0  DFA

      10.1 The CC device implements the DFA Level 1 Specification per "Document Feeding & Finishing Device Interface Level 1 Generic Spec.' XNSG-159308.

11.0  Print Head Color/Location Verification Requirement

      11.1 The CC device will perform integrity checks to include: verification of each head location and colors loaded in each head and by capable of comparing this information to the job requirements as sent from the ESS. The CC device will provide print head color data (location and color) for posting at the CC GUI.



12.0  Degraded Mode Operation

      12.1 CC Device not Operational - In the event that the CC device is not operational, the CC component of the document will be printed by the Xerox IOT. The IOT will post a message to check the output, but the data will be printed in black.



12.2 Degraded Mode Operation - In the event that the CC device can not print but is still capable of transporting paper a operator warning shall be posted and the operator given the option of running the job (per the above) through the CC device and into the output/finishing device.



13.0  Reliability

      13.1 OGMR: this is the sum of all service calls. It includes unscheduled maintenance calls, and scheduled maintenance calls; no other Xerox initiated calls are planned.



13.2 Shutdowns: A Shutdown is a system stoppage that an operator can recover from without loss of job integrity. The overall system shutdown rate shall not exceed the system shutdown rate indicated.



      13.3 MT7R: Mean Time To Repair hardware problems in a customer environment.


14.0  Service Parts Costs

      14.1 Mature/Bl field service parts cost target is $300 per million prints at an average CC AMPV of 1,000,000 prints


CUSTOMIZED COLOR 1996 DELIVERABLES -EXHIBIT 'A', Page 1



1.0   Paper Sizes & Weights

      1.1 All paper types and weights supported on the 4635 will be supported through the CC devices.
      This includes 7 x 10 up to 11 x 17. Reference paragraph 3.3.2 & 3.3.3, 4135 SRS #S-868-1 00

2.0   Print Heads -

      2.1 The first implementations on the 4890 and 4635 will support the customers choice of four or eight print heads. Each of these heads is capable of applying a different color on the same page. At initial launch of the product, the heads will be 1/3". Based on eight heads this v,/ill allow a total color print band of 2.5". This can be applied all in one location, or in eight different locations on the page. following the launch of the product, print head size will be increased to .85'. Based on eight heads this will allow a total color print band of 6.8". Print head location is fixed on a job basis.



3.0   SCSI Interface

3.1 The Xerox/ACS system will be a Xerox high end printer, with a rasterization processor and an ACS marking engine/printer. The rasterization processor for this implementation shall be a PC connected to the system via SCSI-2 bus interface. This interface shall meet the Protocol/Communication spec. #XXX



4.0   IOT Interfaces

11.1 The CC device will be compatible to the 4635 & 4890 at launch; the base CC design & interface shall not preclude its use on other Xerox print engines/systems such as, but not limited to, DocuTech, DocuPrint, Liberator, etc.



5.0   ACS Unit Functionality

      5.1 The ACS 135 printer shall meet all performance and features detailed in the "ACS-135 Functional Specification", P/N 0130-0002 and the "ACS-135 System Operating Specification", P/N 0130-0021.

      5.2 The first implementations on the 4890 and 4635 will support the customers choice of four or eight print heads. Each of these heads is capable of applying a different color on the same page. At initial launch of the product, the heads will be 1/3". Based on eight heads this will allow a total color print band of 2.5". This can be applied all in one location, or in eight different locations on the page. Following the launch of the product, print head size will be increased to .85". Based on eight heads this will allow a total color print band of 6.8". Print head location is fixed on a job basis.



5.3 The launch version of the CC device will contain up to eight, none color keyed, reservoirs; each with a 0.5 liter capacity.

5.4 The 4635 and 4890 both support duplex printing in their basic capabilities. However, only simplex printing will be offered with the CC devices. The output from the CC device can only be applied to one side of the sheet as delivered by the IOT.

6.0   Speed

      6.1 The CC device shall be capable of accepting & processing cut sheet input up 200 pages per minute.



7.0   Print Quality -

      7.1 Fonts, logos, and graphics will meet, in both appearance and quality, the jointly concurred to "ACS-1 35 Print Quality Specification",
      P/N 01 30-0020



8.0   Safety

      8.1 The CC device shall meet all Safety Regulations/Specifications per paragraph 9.3.5, 4135 SRS #S-868-1 00

9.0   Colors -

      9.1 Customers can choose from the full color spectrum. In addition to the standard ink colors of cyan, magenta, yellow and black, custom and Pantone colors will be available by special order.



10.0  DFA

      10.1 The CC device implements the DFA Level 1 Specification per "Document Feeding & Finishing Device Interface Level 1 Generic Spec." XNSG-1 59308.



11.0  Print Head Color/Location Verification Requirement

      11.1 The CC device will perform integrity checks to include: verification of each head location and colors loaded in each head and by capable of comparing this information to the job requirements as sent from the ESS. The CC device will provide print head color data (location and color) for posting at the CC GUI.



12.0  Degraded Mode Operation

      12.1 CC Device not Operational - In the event that the CC device is not operational, the CC component of the document will be printed by the Xerox IOT. The IOT will post a message to check the output, but the data will be printed in black.

12.2 Degraded Mode Operation - In the event that the CC device can not print but is still capable of transporting paper a operator warning shall be posted and the operator given the option of running the job (per the above) through the CC device and into the out-put finishing device.



13.0  Reliability

      13.1 OGMR: this is the sum of all service calls. It includes unscheduled maintenance calls, and scheduled maintenance calls; no other Xerox initiated calls are planned.



13.2 Shutdowns: A Shutdown is a system stoppage that an operator can recover from without loss of job integrity. The overall system shutdown rate shall not exceed the system shutdown rate indicated.



   13.3  MTTR: Mean Time To Repair hardware problems in a customer environment.

14.0  Service Parts Costs

   14.1 Mature/Bl field service parts cost target is $300 per million prints at an average CC AMPV of 1,000,000 prints

                         EXHIBIT B SUBJECT TO PENDING
                         ----------------------------

                         CONFIDENTIAL TREATMENT REQUEST
                         ------------------------------

                         EXHIBIT C SUBJECT TO PENDING
                         ----------------------------

                         CONFIDENTIAL TREATMENT REQUEST
                         ------------------------------